                Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vanguard Natural Resources, LLC of our report dated March 4, 2015 relating to the financial statements, which appears in Vanguard Natural Resources, LLC’s Current Report on Form 8-K/A dated October 9, 2015.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
October 9, 2015